Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

THE COAST DISTRIBUTION SYSTEM, INC.

ARTICLE I

CORPORATE OFFICES

SECTION 1. NAME. The name of this corporation, which is a business corporation organized under the laws of the State of Delaware, is The Coast Distribution System, Inc. (hereinafter the “Company”).

SECTION 2. DELAWARE REGISTERED OFFICE AND AGENT. The registered office of the Company in the State of Delaware shall be 160 Greentree Dr., #101, in the City of Dover, County of Kent, 19904. The registered agent in charge thereof is National Registered Agents, Inc.

SECTION 3. PURPOSES. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

SECTION 4. OTHER OFFICES. The Company may also have offices at such other places, both within and outside the State of Delaware, as the board of directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. TIME AND PLACE. A meeting of stockholders for any purpose may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETINGS. A meeting of the stockholders shall be held annually for the election of directors and for the transaction of such other business as may properly come before the meeting. The date, place and time of said annual meeting of the stockholders shall be determined by the Board of Directors.

SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the Board of Directors and shall be called by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Such resolution shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the resolution.

SECTION 4. NOTICE. Written notice of a meeting, annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days (unless a different time is specified by law) before the date of the meeting.

SECTION 5. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Company shall prepare or cause to be prepared and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 6. QUORUM. The holders of a majority of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the certificate of incorporation. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this Section 6. If, however, such quorum shall not be present or represented at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. REQUIRED VOTE. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy, excluding, however, any shares where the holder has expressly indicated that the holder is abstaining from voting on the matter, shall decide any question (other than the election of directors which shall be determined by a plurality vote) brought before such meeting, unless the question is one upon which by express provision of law or statute or of the certificate of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 8. VOTING. Except as otherwise required by law or by the provisions of the certificate of incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any class or series of preferred stock of the Company, the holders of the common stock of the Company shall have sole voting power. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the corporate secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

SECTION 9. MEETING PROCEDURE. Meetings of stockholders shall be presided over by the president, or in the absence of the president by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The corporate secretary, or in the absence of the corporate secretary an assistant corporate secretary, shall act as secretary of the meeting, but in the absence of the corporate secretary and any assistant corporate secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of any meeting of stockholders shall have full and complete authority over the interpretation of any rules, regulations or procedures prescribed in connection with such meeting, and there shall be no appeal from the ruling of the chairman. The chairman may ask or require anyone who is not a bona fide stockholder or holder of a valid proxy, or who is disrupting or inhibiting the orderly conduct of the meeting, to leave the meeting. If disorder or any other event should arise which prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting; and upon his or her doing so, the meeting will be immediately adjourned until such later time as the chairman may determine, without notice other than the announcement at the meeting of the place, date and hour of the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors constituting the whole Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors and shall consist of one (1) or more members. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise required by law or by the certificate of incorporation, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by the sole remaining director, as the case may be. If there are no directors in office, then an election of directors may be held in the manner provided by law.

SECTION 3. POWERS. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 4. PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or outside the state of Delaware.

SECTION 5. REGULAR MEETINGS. A regular meeting of the Board of Directors may be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in written waivers signed by all of the directors. Other regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors and shall be called by the chairman of the Board of Directors or corporate secretary on the written request of two directors, on not less than two (2) days notice to each director.

SECTION 7. QUORUM. At any meeting of the Board of Directors a majority of the total number of directors then constituting the whole Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise required by law or by the certificate of incorporation or these bylaws. If there is not a quorum at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 8. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the consents are filed with the minutes of the proceeding of the Board of Directors or committee.

SECTION 9. PARTICIPATION WITH COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by law or by the certificate of incorporation or these bylaws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence at the meeting.

SECTION 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by the affirmative vote of a majority of the entire Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided that at any such meeting, the committee shall not revise or rescind any previous action of the committee without the affirmative vote of a majority of the regular members present. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require the seal; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the stockholders a dissolution of the Company or a revocation of dissolution, or amending the bylaws of the Company; and, unless the resolution designating such committee or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

SECTION 11. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the Board of Directors and of committees of the Board of Directors.

SECTION 12. RESIGNATION OF DIRECTORS. A resignation of a director shall be effective upon receipt by the chairman of the Board of Directors of a signed written notice of such resignation, or, should such notice contain a specified date of resignation, at such specified date. No acceptance by the Board of Directors is required for such resignation to be effective.

ARTICLE IV

NOTICES

SECTION 1. METHOD OF GIVING NOTICE. Whenever, under any provision of law or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice shall be in writing and may be delivered by hand, by mail, by overnight courier or by electronic transmission as provided under Section 232(b) of the General Corporation Law of the State of Delaware and not prohibited under Section 232(e) of such law, provided in the case of a stockholder such stockholder has consented (and has not revoked such consent) to receipt of notice by electronic transmission. Notices shall be addressed to a director or stockholder at that person’s address as it appears on the records of the corporation.

SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given pursuant to any provision of law, the certificate of incorporation, these bylaws or the resolutions or other governing provisions relating to the Board of Directors or a committee of the Board of Directors, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

SECTION 1. OFFICERS. The officers of the Company shall be elected by the Board of Directors and shall be a president, corporate secretary, and treasurer. In addition, the Board of Directors may elect one (1) or more vice presidents (the number and designation thereof to be determined by the Board of Directors), assistant corporate secretaries, assistant treasurers, and other subordinate officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

SECTION 2. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. COMPENSATION OF OFFICERS. The compensation of all officers of the Company shall be fixed by or under the direction of the Board of Directors.

SECTION 4. TERM OF OFFICE AND VACANCY. Each officer shall hold office until a successor is chosen and qualifies or until the officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by or under the direction of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

SECTION 5. PRESIDENT. The president shall (a) be the chief executive officer of the Company, (b) have immediate supervision and control over the business and operations of the Company, subject to the direction of the Board of Directors, (c) see that all orders and resolutions of the Board of Directors are carried into effect and (d) have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company. Unless otherwise ordered by the Board of Directors, the president shall have full power and authority on behalf of the Company to attend, act, and vote at any meeting of security holders of other corporations in which the Company may hold securities. At that meeting the president shall possess and may exercise any and all rights and powers incident to the ownership of those securities which the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

SECTION 6. VICE PRESIDENTS. In the absence of the president or in the event of the disability of the president, the vice president (or if there be more than one, first, the executive vice presidents (if any), then the senior vice presidents (if any), then the vice presidents, within each category in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the president may from time to time prescribe.

SECTION 7. CORPORATE SECRETARY. The corporate secretary shall (a) attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the Board of Directors and all meetings of the stockholders and (c) perform such other duties as may be prescribed by the Board of Directors or the president. The corporate secretary shall have custody of the corporate seal of the Company and shall have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by signature.

SECTION 8. ASSISTANT CORPORATE SECRETARIES. The assistant corporate secretary (or if there be more than one, the assistant corporate secretaries in the order determined by the Board of Directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the corporate secretary or in the event of the disability of the corporate secretary, perform the duties and exercise the powers of the corporate secretary and shall perform such other duties and have such other powers as the Board of Directors or the president may from time to time prescribe.

SECTION 9. TREASURER. The treasurer shall (a) have custody of the corporate funds and securities, (b) deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors, (c) disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, (d) keep full and accurate records of such receipts, deposits, and disbursements in books belonging to the Company, (e) render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requests, an account of all the transactions of the treasurer, and (f) perform such other duties and have such other powers as the Board of Directors or the president may from time to time prescribe.

SECTION 10. ASSISTANT TREASURERS. The assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the treasurer or in the event of the disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors or the president may from time to time prescribe.

ARTICLE VI

STOCK CERTIFICATES

SECTION 1. RIGHT OF HOLDER TO CERTIFICATE. Each holder of stock in the Company shall be entitled to have a certificate signed by or in the name of the Company by the president or a vice president and by the corporate secretary or an assistant corporate secretary, or the treasurer or an assistant treasurer of the Company, certifying the number of shares owned by it, him, or her and sealed with the seal or a facsimile of the seal of the Company. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if such former officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

SECTION 2. UNCERTIFICATED SHARES. The Board of Directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, and may provide an election by individual stockholders to receive certificated or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware or these bylaws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

SECTION 3. LOST CERTIFICATES. The Board of Directors or any two (2) officers of the Company authorized to sign a stock certificate as provided in Section 1 of this Article VI may authorize the issuance of a new certificate in lieu of a certificate alleged by the holder thereof to have been lost, stolen or destroyed, upon compliance by such holder, or such holder’s representatives, with such requirements as the Board of Directors or such officers may impose or authorize. Any authorization by the Board of Directors or the officers contemplated by the preceding sentence may be general or confined to specific instances.

SECTION 4. REGISTRATION OF TRANSFERS. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Company or its transfer agent shall cancel the old certificate, record the transaction upon its stock records, and either issue a new certificate to the person entitled thereto or credit the proper number of shares to an account of the person entitled thereto maintained on the books of the Company. Upon request the Company or transfer agent shall issue a certificate for all or any part of the shares held in such an account.

SECTION 5. RECORD DATE. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6. REGISTERED STOCKHOLDERS. The Company shall be entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VII

INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding,

whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an Undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise (hereinafter an “Undertaking”).

SECTION 2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 of this Article VII is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Article VII or otherwise shall be on the Corporation.

SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The rights of indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 5. INDEMNIFICATION OF EMPLOYEES OR AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors or officers of the Corporation.

SECTION 6. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

SECTION 7. EFFECT OF TERMINATION OF ACTION. The termination of any action, suit or Proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not act in good faith and in the best interests of the Corporation and, with respect to any criminal action or Proceeding, had a reasonable cause to believe that his or her conduct was unlawful. Entry of a judgment by a consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

SECTION 8. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VIII

OTHER PROVISIONS

SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Company, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and requirements of applicable law.

SECTION 2. SIGNATURES ON CHECKS AND NOTES. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 3. FISCAL YEAR. The fiscal year of the Company shall end on December 31 in each year.

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